UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported): May 19, 2008

Commission File Number: 0-29195

WAYTRONX, INC.
(Name of Small Business Issuer in Its Charter)
_______________________

Colorado	84-1463284
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

20050 SW 112th Avenue, Tualatin, Oregon	97062
(Address of Principal Executive Offices)	(Zip Code)

(503) 612-2300
(Registrant’s telephone number)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02 Unregistered Sales of Equity Securities.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Waytronx, Inc. formed a wholly owned subsidiary into which CUI, Inc., an Oregon corporation, merged, effective May 16, 2008. CUI shall maintain its corporate identity as a wholly owned subsidiary of Waytronx, Inc. The merger transaction is summarized as follows:
Waytronx, Inc. will acquire 100% of CUI, Inc. stock in consideration for payment and issuance to CUI shareholders of the following:
$ 6,000,000 cash
$ 14,000,000 convertible promissory note
$17,500,000 convertible promissory note
$37,500,000 Total

Description of funding source and mechanics:
$6,000,000 cash loan from Commerce Bank of Oregon, term of 3 years, interest only, prime rate less 0.50%, secured by Letters of Credit.
$14,000,000 promissory note to CUI shareholders, lump sum payment at the end of 3 years, no prepayment penalty, annual success fee of 4%, grant right of first refusal to the note payees, CUI shareholders, relating to any private capital raising transactions of Waytronx during the term of the note.
$17,500,000 convertible promissory note permitting payees to convert any unpaid principal and success fee to Waytronx common stock at a per share price of $0.25 and at the end of the three year term giving to Waytronx the singular, discretionary right to convert any unpaid principal and success fee to Waytronx common stock at a per share price of $0.25.

Appointment of three members to Board of Directors:
As a condition of the merger, CUI shareholders are granted the contractual right to appoint three members to the Waytronx, Inc. Board of Directors for so long as there remains an unpaid balance on the above described promissory notes.

Clifford Melby stepped down as Chief Operational Officer of Waytronx to provide continuity for the CUI management subsequent to the acquisition. The Board of Directors accepted the resignation with a vote of gratitude for the tireless effort Mr. Melby provided to Waytronx. Effective May 19, 2008, the board of directors appointed and ratified the following officers and positions:
William J. Clough, Chief Executive Officer and President of Waytronx and Chief Executive Officer of CUI
Bradley J. Hallock, Senior Vice President of Business Development of Waytronx
Matthew McKenzie, President and Chief Operational Officer of CUI and Chief Operational Officer of Waytronx
Daniel Ford, Chief Financial Officer of Waytronx and CUI
Duwang Li, Chief Technical Officer of CUI
Seana McKenzie, Director of Marketing for CUI
Katherine McKenzie, Director of Human Resources for CUI

Item 7.01 Regulation FD Disclosure.
On May 19, 2008 the Company issued a press release announcing its acquisition of CUI, Inc. A copy of the press release is attached hereto as Exhibit 99.1. The information in this report furnished pursuant to this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities of that section. It may only be incorporated by reference in another filing under the Securities Act of 1933, as amended, if such subsequent filing references this Item 7.01 of this Form 8-K.

Relocation of Corporate Home Office
Effective May 19, 2008, Waytronx, Inc. will relocate its corporate home office to 20050 SW 112 Avenue, Tualatin, Oregon 97062, phone (503) 612-2300. The Company shall retain a field office in the central Florida area. Management feels that this move is advantageous for the efficient operation of the company. The combination of Waytronx and CUI provides a creditable basis for relocating the Waytronx corporate home office to the Tualatin area. It is anticipated that the cost of moving office equipment and furniture to Tualatin shall not exceed $1,000..

Item 9.01 Financial Statements and Exhibits.
The financial statements of the business acquired and the related pro forma financial information required by Item 9.01 shall be filed no later than seventy one (71) calendar days after the filing date of this Form 8-K.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Signed and submitted this 19th day of May 2008.

Waytronx, Inc.

By:	/s/ William J. Clough
William J. Clough, CEO/President